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                                                                    EXHIBIT 10.3

                           AMENDMENT NUMBER TWO TO THE
                PENSION PLAN OF REMINGTON OIL AND GAS CORPORATION

         WHEREAS, Remington Oil and Gas Corporation (the "Corporation"), adopted the Pension Plan of Remington Oil and Gas Corporation, as amended and restated (the "Plan"), generally effective as of January 1, 2000 and amended the Plan by Amendment Number One to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001; and

         WHEREAS, the Plan and Amendment Number One were subsequently submitted to the Internal Revenue Service for a determination that the Plan continued to meet the qualification requirements of Section 401(a) et seq. of the Internal Revenue Code; and

         WHEREAS, as a condition to the issuance of a favorable determination, the IRS has required that certain amendments be made to the Plan;

         NOW, THEREFORE, the Plan shall be, and hereby is, amended as follows, effective for Plan Years beginning after December 31, 2001:

         1. Section 2.01(j) is hereby amended as follows, effective for Plan Years ending December 31, 2001, and with respect to Participants who complete at least one Hour of Service in a Plan Year beginning after that date.:

                  (j) Compensation. The sum of (1) the total cash remuneration paid by the Employer to an Employee for a calendar year as reported on the Employee's federal income tax withholding statement (Form W-2 or its subsequent equivalent), (2) any pre-tax contributions made by an Employer to a cash or deferred arrangement qualifying under Section 401(k) of the Code on behalf of the Employee, (3) any salary reduction amounts elected by the Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code), and (4) for Plan Years beginning after December 31, 2001, any salary reduction amounts elected by the Participant for the purchase of qualified transportation fringe benefits under Section 132(f)(4) of the Code; provided, however, for purposes of determining Average Monthly Compensation, 1981 shall be deemed a completed calendar year and such Compensation shall be adjusted to represent remuneration for a full calendar year. Any remuneration paid to an Employee by an adopting employer of the Plan during the time that the Plan was sponsored by CKB & Associates, Inc. shall be included in the calculation of


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         Compensation for purposes of the Plan to the same extent as before
         April 16, 1992.

                  The Compensation of each Participant taken into account under the Plan for any Plan Year beginning on or after January 1, 1989 and before January 1, 1994, shall not exceed $200,000, as adjusted by the Secretary pursuant to Section 401(a)(17) of the Code, provided that this provision shall not cause a Participant's Accrued Benefit on or after January 1, 1989, to be less than the Participant's Accrued Benefit as of December 31, 1988. For any Plan Year beginning on or after January 1, 1994, Compensation shall not exceed $150,000, as adjusted by the Secretary pursuant to Section 401(a)(17)(B) of the Code, provided that this provision shall not cause a Participant's Accrued Benefit on or after January 1, 1994, to be less than the Participant's Accrued Benefit as of December 31, 1993.

                  The Compensation of each Participant taken into account under the Plan for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Compensation for the Plan Year that begins with or within such calendar year. In determining benefit accruals in Plan Years beginning after December 31, 2001, the foregoing Compensation limit for determination periods beginning before January 1, 2002, shall be $200,000 for those Participants who terminate service after January 1, 2002, but shall be determined under the Plan without regard to this paragraph for those Participants who terminate before such date, without regard to whether such Participants may subsequently be reemployed.


         2. Paragraph (a) of Section 11.01 (pertaining to restrictions on distributions to restricted employees) is hereby amended as follows:

              (a) In the event that the Plan terminates, the benefit of any highly compensated employee shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code. For purposes of this Section, the term highly compensated employee shall mean any Employee who, (i) during the Plan Year of determination or the immediately preceding Plan Year, was at any time a five percent (5%) owner (as defined in Code Section 416(i)(1)); or (ii) for the preceding Plan Year the Employee or former Employee received compensation from the Employer in excess of $80,000, adjusted in accordance with Internal Revenue Service regulations and other guidance. In addition, for purposes of this Section, former Employees shall be treated as highly compensated employees if such an Employee was a highly compensated employee upon termination of employment with the Employer or such an Employee was a highly compensated employee at any time after attaining age fifty-five (55). For purposes of this paragraph, the term "compensation" shall have the same meaning as in Section 11.03(e)(v) of the Plan.



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         3. Paragraph (e) of Section 17.02 is hereby amended as follows, effective for determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years.

                  (e) Key Employee - each Participant (whether or not then employed) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000; provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the Aggregated Employers' employees or ten percent of all the Aggregated Employers' employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For purposes of subparagraph (ii) above, if two employees have the same interest in any of the Aggregated Employers, the employee having the greatest annual total compensation from that Aggregated Employer shall be treated as having a larger interest. The term "Key Employee" shall include the beneficiaries of a deceased Key Employee. For purposes of this Section, Compensation shall mean Compensation as defined in Section 2.01(j).


         4. Paragraph (d) of Section 17.04 is hereby amended as follows:

                  (d) For any plan Year that the Plan is determined to be a Top Heavy Plan, the accrued benefit for each Participant who is not a Key Employee shall not he less than one-twelfth (1/12th) of the applicable percentage of the Participant's average compensation for years in the testing period. For purposes of this paragraph, the compensation considered in determining the Participant's average compensation shall be "Compensation" as defined in Section 2.01(j) of the Plan for each of the years included. The term "applicable percentage" means the lesser of: (1) two percent (2%) multiplied by the number of years of Vesting Service with the Employer, or (2) twenty percent (20%). A Participant's years of service with the Employer shall be equal to the Participant's Vesting Service except that a year of Vesting Service shall not be taken into account if:

                  (i) the Plan was not a Top Heavy Plan for any Plan Year ending during such year of Vesting Service,

                  (ii) such year of Vesting Service was completed in a Plan Year beginning before January l, 1984, or


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                  (iii)    such service occurs during a Plan Year when the Plan
                           benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 18th day of November, 2002.

                                        REMINGTON OIL AND GAS CORPORATION


                                        By: /s/ J. A. Watt
                                            ------------------------------------
                                        Title: President & CEO
                                               ---------------------------------



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